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                                                                    Exhibit 11.0

                     PAMRAPO BANCORP, INC. AND SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 -----------------------------------------------

                                                                            Three Months Ended   Six Months Ended
                                                                              June 30, 2001        June 30, 2001
                                                                            ------------------- --------------------
Net income                                                                       $ 1,023,217         $ 2,066,861
                                                                                 ===========         ===========
Weighted average shares outstanding - basic and diluted                            2,577,737           2,582,765
                                                                                 ===========         ===========
Basic and diluted earnings per share                                             $      0.40         $      0.80
                                                                                 ===========         ===========